Exhibit 99.1

                                                      FOR IMMEDIATE RELEASE
                                                           February 5, 2004

                                                           COMPANY CONTACT:
                                                         Gregory Haidemenos
                                                     Westerbeke Corporation
                                                    (508) 823-7677 ext. 240


                      WESTERBEKE CORPORATION ANNOUNCES
                       STOCKHOLDER APPROVAL OF MERGER

Taunton, Massachusetts, February 5, 2004 - Westerbeke Corporation ("Westerbeke" or the "Corporation") (Nasdaq: WTBK) announced today that Westerbeke stockholders adopted the Agreement and Plan of Merger, as amended (the "Merger Agreement"), between the Corporation and Westerbeke Acquisition Corporation ("Acquisition Corporation"), at a special meeting of Westerbeke stockholders held today. Pursuant to the Merger Agreement, Acquisition Corporation, a corporation owned by John H. Westerbeke, Jr., the Chairman and Chief Executive Officer of the Corporation, has agreed to pay $3.26 in cash for each share of Westerbeke common stock not owned by Acquisition Corporation, its affiliates and affiliates of the Corporation. The Corporation stated that holders of approximately 84% of the outstanding shares of Westerbeke common stock, including a majority of the shares of Westerbeke common stock held by unaffiliated stockholders, voted for adoption of the Merger Agreement. While the Corporation anticipates completion of the merger by the end of the first calendar quarter of 2004, the closing of the merger is subject to the satisfaction or waiver of certain conditions, including final settlement of the class action lawsuit against the Corporation and other defendants, as previously announced on December 5, 2003. The Corporation stated that there can be no assurance that the merger will be completed.

About Westerbeke

Westerbeke is primarily engaged in the business of designing, manufacturing and marketing marine engine and air-conditioning products. Westerbeke's marine products consist of diesel and gasoline engine-driven electrical generator sets, inboard propulsion engines, self-contained, reverse-cycle air-conditioners, and associated spare parts and accessories. In addition, Westerbeke manufactures and markets electrical generator sets for use in non-marine applications. Westerbeke markets its products throughout the United States and internationally principally for recreational marine applications. For additional information on Westerbeke, visit Westerbeke's website at www.westerbeke.com.


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Cautionary Statement

This press release contains certain statements based on Westerbeke management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein and there is no assurance that the proposed merger of Westerbeke with Westerbeke Acquisition Corporation will be consummated. The forward-looking statements contained herein include statements about the proposed merger. The following factors, among others, could cause actual results to differ materially from those described herein: termination of the Merger Agreement; litigation challenging the proposed merger transaction; failure to obtain court approval for the litigation settlement previously announced by Westerbeke; and other economic, business, competitive or regulatory factors affecting Westerbeke's businesses generally. More detailed information about those factors is set forth in the definitive proxy materials relating to the special meeting filed by Westerbeke with the Securities and Exchange Commission and mailed to stockholders of Westerbeke. Stockholders are advised to read the definitive proxy materials, including the proxy statement and the merger agreement, as amended. Unless required by law, Westerbeke undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.


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